UBS Midstream, MLP & Utilities One-on-One Conference Park City, UT January 15-16, 2019

LEGAL NOTICE / FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “potential,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, expressed or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, to complete divestitures, to achieve target coverage or leverage ratios or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership”, “Buckeye” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. This presentation contains forward looking estimates of Adjusted EBITDA and cash flows related to the Asset Divestitures (as defined herein). We cannot provide a reconciliation of estimated Adjusted EBITDA or cash flows to estimated GAAP net income, which is the GAAP financial measure most directly comparable to each non-GAAP measure, without unreasonable efforts due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate projected GAAP net income, such as unrealized gains and losses on derivatives marked to market and potential changes in estimates for certain contingent liabilities. In addition, interest and debt expense are corporate-level expenses that are not allocated among Buckeye’s individual assets and could not be allocated to the operations of the assets being divested without unreasonable effort. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of projected GAAP net income would vary substantially from the amount of projected Adjusted EBITDA or cash flows. © Copyright 2018 Buckeye Partners, L.P. 2

ORGANIZATIONAL OVERVIEW



Buckeye owns and operates a diversified network of integrated assets providing midstream logistic solutions, and is committed to a strong balance sheet with an investment grade credit rating and financial flexibility to fund attractive growth opportunities without accessing public equity

Domestic Pipelines & Terminals[1]

One of the largest independent liquid petroleum products pipeline and terminal operators with assets located primarily in the Northeast, Midwest and Southeast United States

- ~6,000 miles of pipeline with ~105 delivery locations
- ~110 active liquid petroleum product terminals
- ~56 million barrels of liquid petroleum product tank capacity

Global Marine Terminals[1]

One of the largest networks of marine terminals located primarily in the East Coast and Gulf Coast regions of the United States as well as in the Caribbean

- 7 liquid petroleum product terminals located in key global energy hubs
- ~62 million barrels of liquid petroleum product storage capacity

Merchant Services

Markets liquid petroleum products in certain areas served by Domestic Pipelines & Terminals and Global Marine Terminals

LTM Adjusted EBITDA[2] - $1.1 billion



$15.7
(2%)
$471.6
(46%)
(52%)
$572.9

(Presented in millions)

Market and Financial Highlights

Market Data[3]	
Unit Price	$32.52
Market Capitalization	$5 billion
Yield	9.2%
Financial Data[2]	
Adjusted EBITDA	$1.1 billion
Distribution per Unit (Annualized)	$3.00
Distribution Coverage Ratio - Q3 2018	1.35x

BUCKEYE PARTNERS, L.P.

(1) Excludes the non-integrated domestic pipeline and terminal assets divested in December 2018, as well as Buckeye's equity interest in VTTI B.V., which is expected to be divested in January 2019 (the "Asset Divestitures").
(2) Last twelve months through September 30, 2018, including contribution from the Asset Divestitures. See Non-GAAP Reconciliations at end of presentation.
(3) As of January 9, 2019.

© Copyright 2018 Buckeye Partners, L.P.

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SYSTEM MAP Chicago Complex NY Harbor Gulf Coast Caribbean Diversified network of assets situated across three major domestic hubs and the Caribbean © Copyright 2018 Buckeye Partners, L.P. 4

STRATEGIC REVIEW On November 2, 2018, Buckeye announced the outcome of its strategic review Situation Analysis oIncreased need for capital based on attractive investment opportunities oDislocated public equity markets oEquity markets were not rewarding Buckeye for: oLevel of distribution being paid oCash flows being generated and cash flow growth expected in the future oNear-term weakness in segregated storage Timing influenced by significant increases in attractive growth capital investments. Growth capital spend over $600 million in 2018. Objectives oMaintain investment grade credit rating oProvide increased financial flexibility, eliminating the need to access the public equity markets oReallocate capital to higher return growth opportunities Reposition Buckeye to maximize long-term unitholder value © Copyright 2018 Buckeye Partners, L.P. 5

STRATEGIC REVIEW Actions and Benefits • Given scarcity of reasonably priced capital, sale allows Buckeye to Sale of Entire Equity Interest in VTTI B.V. allocate available capital to higher return domestic growth initiatives for $975 Million • Buckeye avoids any future VTTI capital investment requirements Represents multiple > 12x expected (estimated to be in excess of $100 million annually) 2019 cash flows • Eliminates Buckeye share of VTTI debt of approximately $500 million • Transaction expected to close in January 2019 • Raise significant capital at attractive multiple for non-integrated Sale of Non-integrated Pipeline and assets Terminal Assets for $450 Million • Continue operating these assets for buyer under long-term contract Represents multiple of 13x expected • No ownership risk going forward 2019 Adjusted EBITDA • No impact to Buckeye personnel • Transaction closed in December 2018 Multiples realized are believed to be more representative of the intrinsic value of Buckeye’s asset portfolio • Buckeye expected to retain nearly $300 million of cash flow • Fund growth capital without need to access public equity markets Quarterly Cash Distribution Adjustment to • Significantly improve distribution coverage $0.75 per unit (equates to $3.00 per year) Actions expected to solidify investment grade credit rating, improve distribution coverage and eliminate the need to access public equity © Copyright 2018 Buckeye Partners, L.P. 6

DOMESTIC PIPELINES & TERMINALS Recent Highlights Significant growth realized from capital investments across our terminal assets oSubstantial growth in pipeline revenue primarily due to increased throughput volumes resulting from stronger 2010 2018(1) demand as well as higher average pipeline tariffs Pipelines Terminals oSignificant increase in terminal throughput volumes driven by incremental market share as well as enhanced service 30% offerings from growth capital investments oStrength was offset by the expiration of a crude-by-rail contract in Q1 2018 and two product releases during Q3 2018 70% oAggregate impact in excess of $12 million As % of Domestic P&T Revenue Outlook BPL Pipeline Tariff Mix oExpect tariff increases on market-based and FERC index-based tariff pipelines to drive pipeline throughput revenue growth Increasing exposure to historically less volatile market/negotiated tariff structures oTerminal throughput revenue growth expected to be driven by completion of growth capital 2018(2) Projected 2019(3) initiatives and expansion of market share FERC INDEX 6% MARKET/NEGOTIATED oForecast continued growth through investments OTHER 6% in capital projects and expanded service offerings 33% oContinuing to advance on a number of 43% projects with attractive return profiles across our portfolio of assets 51% 61% oBoth Michigan/Ohio Expansion Phase II and Chicago Complex Expansion expected to be in service by mid-2019 © Copyright 2018 Buckeye Partners, L.P. (1) For the nine months ended September 30, 2018. (2) Reflects tariff mix through October 2018. (3) Reflects expected tariff mix for 2019. 7

GLOBAL MARINE TERMINALS



Recent Highlights

- Continued strong operating performance at Buckeye Texas Partners
  - Achieved record crude processing volumes
  - Full quarter contribution from the April 2018 acquisition of the remaining 20% minority interest
- Lower capacity utilization and rates as a result of challenging segregated storage market conditions, particularly in the Caribbean
  - Reported average capacity utilization[1] of 78% for Q3 2018 compared to 89% for Q3 2017

Outlook

- Expect South Texas Gateway Terminal to be fully operational by mid-2020
- Continued customer interest in crude oil and products rail unloading capabilities in New York Harbor
- Increasing throughput capabilities for LPG products across Buckeye Texas docks
- Exploring additional connectivity to other crude oil pipelines from the Permian and Eagle Ford to support throughput expansion opportunities
- Buckeye's assets are well-positioned to capture value from key emerging trends in the second half of 2019 and into 2020
  - Market conditions are anticipated to remain somewhat challenged for segregated storage through the first half of 2019

Key Emerging Trends

IMO 2020

- IMO change to marine bunker sulfur specification effective January 1, 2020 set to increase demand for high sulfur fuel oil storage with switch to low sulfur and distillates
- Fuel oil contango expected to emerge in late 2019
- Demand for distillate storage also expected to increase
- Increased need for segregated storage for blending
- Expect uplift in splitter economics based on improved crack margin for lighter barrels



Global Bunker Demand, MMB/D (2)
8
7
6
5
4
3
2
1
0
2010
2015
2020
2025
2030
LNG
Distillates
Dist for Blending
LS HFO
High Sulfur Residual Fuel Oil
0.5% S LSFO and Blends

Growing U.S. Production

- Growing light oil production from shale play creates mismatch with local refining demand
- Improves forward light oil splitter economics and need for midstream infrastructure
- Growing incentive for U.S. exports to compete for global market share
- Buckeye Texas Partners and South Texas Gateway Terminal are uniquely positioned to capitalize on incremental production

(1) Represents the ratio of contracted capacity to capacity available to be contracted.
(2) Sourced from Platts.

BUCKEYE PARTNERS, L.P.

© Copyright 2018 Buckeye Partners, L.P.

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GROWTH CAPITAL PROJECTS ADVANCING LAST-MILE SOLUTIONS oBuckeye formed a joint venture with Phillips 66 Partners LP oContinuing to optimize infrastructure at BTP facilities to and Andeavor to develop the South Texas Gateway Terminal, improve efficiency and increase the scale of operations which is positioned to serve as the primary outlet for crude oil oAdded incremental crude oil storage capacity at Buckeye and condensate volumes delivered from the Gray Oak pipeline Texas Hub to facilitate more pipeline deliveries oContinuing to secure throughput volume and storage oAssessing opportunity to expand the processing commitments from customers capabilities of condensate splitters by up to 30,000 bpd oCurrent plan is for 6.5 million to 7 million barrels of oPotential to expand LPG handling and export capabilities tank capacity (increased from original plan of 3.4 through further development of the existing facilities at million barrels) Buckeye Texas Hub or through the construction of a new o2 deepwater vessel docks capable of handling greenfield facility, which would serve as a new aggregation Suezmax and VLCC tankers and distribution center for LPG and crude volumes oEstimated capital required of $450 million to $500 million on 100% basis Premier Advantaged Positions in Corpus Christi oPotential for expansion of up to 10 million barrels of tank capacity and up to 800,000 bpd of throughput capacity oAssessing opportunities for increased pipeline connectivity oBTP and South Texas Gateway Terminal are expected to provide premier connectivity to both Permian and Eagle Ford production growth oConnections to two of the major Permian takeaway pipelines announced - Plains’ Cactus I and II (BTP) and Gray Oak (South Texas Gateway Terminal) oUnique combination of open-access (South Texas Gateway) and proprietary assets (BTP) provides the ability to service all of the leading market participants Buckeye is well-positioned to capitalize oPositions Buckeye to capture a leading market share of volume growth and asset expansion in Corpus Christi on incremental Permian Basin production as customers seek the most economic export solution © Copyright 2018 Buckeye Partners, L.P. 9

GROWTH CAPITAL PROJECTS MAJOR PROJECTS Chicago Complex Expansion Michigan/Ohio Expansion – Phase Two o$80 million expansion project backed by a long-term oExtends Midwest supplies from Pittsburgh to Central agreement with BP Products North America, Inc., with Pennsylvania using Buckeye’s Laurel Pipeline approximately 600,000 additional barrels of product blending tankage and the build-out of an existing truck oProvides bi-directional service between Pittsburgh and rack Altoona in response to shipper desire for optionality to supply from Midwest or East coast oEnhances liquidity of the Chicago Complex and further solidifies our position as the premier storage and trading oAdds approximately 40,000 barrels per day of new facility in the area capacity from Midwest while maintaining historic volume capacity from the east oExpected completion in mid-2019 oBacked by 10-year shipper commitments oProject is ahead of schedule and all necessary permits have been obtained oAnticipate a decision from FERC on the proposed service that will allow service to begin in the first half of 2019 oExpect this expansion to be the first phase of additional growth, as the Midwestern refining industry is materially cost-advantaged to certain of its competitors in other Michigan/Ohio Expansion Benefits parts of the country and poised for continued growth and investment oDriven by the clear long-term trend of increasing availability of lower-cost North American crudes oFor over a decade, Midwest refiners have been increasing production of lower-cost fuels made from these advantaged crudes oProvides safe and reliable pipeline option for Midwestern refiners to move these fuels eastward to meet consumer demand oIncreases Pennsylvania consumers’ access to lower-cost domestically produced fuels, decreasing dependence on more costly imports Buckeye Chicago Complex Expansion © Copyright 2018 Buckeye Partners, L.P. 10

GROWTH CAPITAL PROJECTS



Smaller Organic Growth Projects

Consistently average $75 million to $125 million annual spend

- Expansion of Jacksonville, FL terminal to increase throughput capacity and provide ethanol and butane by rail capabilities
- Building out gasoline and ULSD railcar loading capabilities at our Woodhaven, MI terminal
- Expanding connectivity and building a butane rail facility within our Tampa, FL terminal facility
- Expanding and creating an integrated Pittsburgh Complex between our Pittsburgh, Coraopolis and Indianola terminal
- Reconfiguring the Albany, NY terminal to support a refined products rail and truck rack business
- Butane blending services and onshore storage at Buckeye Bahamas Hub
- Converted approximately 2 million barrels of capacity to handle a wider spectrum of products at Buckeye Bahamas Hub
- Projects to further our capability to handle specialty crude in the Caribbean

Growth Capital Funding

- Moving toward a “self-funding” business model in order to strengthen balance sheet, solidify investment grade rating and improve distribution coverage
- Well-positioned to fund planned growth capital without accessing the public equity markets
- 2018 growth capital spend ~$625-670 million
  - Includes contribution to fund capital expenditures at the South Texas Gateway joint venture
  - Includes the acquisition of the remaining 20% equity interest in BTP
- Anticipate annual growth capital spend of ~$250-350 million prospectively
- Available liquidity on revolver[(1)] ~$924 million

Our strategy is focused on maintaining and growing Buckeye's core business to offer the highest potential returns for unitholders

(1) As of September 30, 2018.

BUCKEYE PARTNERS, L.P.

© Copyright 2018 Buckeye Partners, L.P.

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INVESTMENT SUMMARY Diverse portfolio of assets with strong balance sheet, solid investment grade rating and financial flexibility, poised to take advantage of strategic growth opportunities oPredominantly fee-based cash flows from our transportation, terminal throughput, storage and processing activities oSignificant geographic and product diversity, broader product service capabilities and significant near-term growth projects oPremier Corpus Christi assets well-positioned to capitalize on growing U.S. exports of crude oil from Gulf Coast oNo GP IDRs and C Corp governance oCommitted to maintaining an investment grade credit rating o$450 million asset divestiture completed in the fourth quarter of 2018, with an additional $975 million asset divestiture expected Buckeye Bayonne Terminal to be completed in January 2019 oValuations realized are believed to be more representative of intrinsic value of Buckeye oTargeted annual financial metrics: oLeverage less than 4.5x oDistribution coverage greater than 1.2x oEmpowered, commercially focused and team-oriented employees accountable and incentivized to deliver results Buckeye Texas Partners condensate splitters © Copyright 2018 Buckeye Partners, L.P. 12

NON-GAAP RECONCILIATIONS

NON-GAAP FINANCIAL MEASURES Adjusted EBITDA and distributable cash flow are measures not defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, further adjusted to exclude certain non-cash items, such as non-cash compensation expense; transaction, transition, and integration costs associated with acquisitions; certain gains and losses on foreign currency transactions and foreign currency derivative financial instruments, as applicable; and certain other operating expense or income items, reflected in net income, that we do not believe are indicative of our core operating performance results and business outlook, such as hurricane-related costs, gains and losses on property damage recoveries, and gains and losses on asset sales. We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash income tax expense, and maintenance capital expenditures, that are incurred to maintain the operating, safety, and/or earnings capacity of our existing assets, plus or minus realized gains or losses on certain foreign currency derivative financial instruments, as applicable. These definitions of Adjusted EBITDA and distributable cash flow are also applied to our proportionate share in the Adjusted EBITDA and distributable cash flow of significant equity method investments, such as that in VTTI, B.V. (“VTTI”), and are not applied to our less significant equity method investments. The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial. These adjustments include gains and losses on foreign currency derivative financial instruments used to hedge VTTI’s United States dollar denominated distributions which are excluded from Adjusted EBITDA and included in distributable cash flow when realized. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures that are used by our senior management, including our Chief Executive Officer, to assess the operating performance of our business and optimize resource allocation. We use Adjusted EBITDA as a primary measure to: (i) evaluate our consolidated operating performance and the operating performance of our business segments; (ii) allocate resources and capital to business segments; (iii) evaluate the viability of proposed projects; and (iv) determine overall rates of return on alternative investment opportunities. We use distributable cash flow as a performance metric to compare cash-generating performance of Buckeye from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. Distributable cash flow is not intended to be a liquidity measure. Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income. © Copyright 2018 Buckeye Partners, L.P. 14

NON-GAAP RECONCILIATIONS[1]

In millions, except ratios



	3Q18	LTM[2]
Adjusted EBITDA[3]:		
Domestic Pipelines & Terminals	$137.7	$573.0
Global Marine Terminals	111.7	471.6
Merchant Services	4.4	15.7
Adjusted EBITDA	$253.7	$1,060.2
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow:		
Net income	($745.3)	($404.2)
Less: Net income attributable to non-controlling interests	(0.5)	(11.1)
Net income attributable to Buckeye Partners, L.P.	(745.8)	(415.2)
Add: Interest and debt expense	60.3	235.7
Income tax expense	0.6	1.1
Depreciation and amortization	68.5	272.4
Non-cash unit-based compensation expense	4.9	26.1
Acquisition and transition expense	0.0	1.4
Hurricane-related costs, net of recoveries[4]	0.1	0.2
Proportionate share of Adjusted EBITDA for the equity method investment in VTTI[5]	32.3	137.2
Goodwill impairment expense	537.0	537.0
Loss (earnings) from the equity method investment in VTTI[6]	295.9	278.8
Less: Gains on property damage recoveries	0.0	(14.5)
Adjusted EBITDA	$253.7	$1,060.2
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(56.4)	
Income tax (expense) benefit, excluding non-cash taxes	(0.4)	
Maintenance capital expenditures	(31.9)	
Proportionate share of VTTI's interest expense, current income tax expense, realized foreign currency derivative gains and losses and maintenance capital expenditures	(8.9)	
Add: Hurricane-related maintenance capital expenditures	0.8	
Distributable cash flow	$156.9	
Distributions for coverage ratio[7]	$116.0	
Coverage Ratio	1.35x	

(1) Amounts may not recalculate due to rounding.
(2) Last twelve months through September 30, 2018.
(3) Adjusted EBITDA includes contribution from the Asset Divestitures.
(4) Represents costs incurred at our BBH facility in the Bahamas, Yabucoa Terminal in Puerto Rico, Corpus Christi facilities in Texas, and certain terminals in Florida, as a result of hurricanes which occurred in 2016 and 2017, consisting of operating expenses and write-offs of damaged long-lived assets, net of insurance recoveries.
(5) The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial.
(6) Due to the significance of our equity method investment in VTTI B.V. ("VTTI"), effective January 1, 2017, we applied the definitions of Adjusted EBITDA and distributable cash flow, covered in our description of non-GAAP financial measures, with respect to our proportionate share of VTTI's Adjusted EBITDA and distributable cash flow. The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial. Included in the three and nine months ended September 30, 2018, is a $300.3 million non-cash loss on the anticipated sale of our investment in VTTI.
(7) Represents cash distributions declared for LP Units, distribution equivalent rights with respect to certain unit-based compensation awards ("DERs"), and the conversion of Class C units to LP units outstanding for the quarter ended September 30, 2018.

BUCKEYE PARTNERS, L.P.

© Copyright 2018 Buckeye Partners, L.P.

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